SMART LEAD ENTERPRISES LIMITED

and

MobiZone Holdings Limited

Share Transfer Agreement

2010年[ ]月[ ]日

Share Transfer Agreement

This Share Transfer Agreement (“Agreement”) is entered into on June [   ], 2010 (“Execution Date”) in [   ] by and between the following parties:

（1）
Smart Lead Enterprises Limited (the “Transferor”), a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands with its address at P.O. Box 3444, Road Town, Tortola, British Virgin Islands; and

（2）
MobiZone Holdings Limited, (the “Transferee”), a limited liability company duly incorporated and validly existing under the laws of Cayman Islands with its address at 7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong.

In this Agreement, the forgoing parties shall be hereinafter referred to as a “Party” respectively, and as the “Parties collectively.

Whereas

A.
The Transferor is a limited liability company incorporated in the British Virgin Islands, which acquires various licenses of mobile phone game and entertainment product trough authorized license and conducts value-add telecommunication business regarding to mobile phone in Mainland China;

B.	The Transferor has executed the following agreements with Hunan Internet and Value-add Business Department of China Telecom Corporation Limited (“Hunan Telecom”):

1. The Mobile Value-add Business (JAVA game, 3G mobile phone game and intelligent 3G mobile phone game platform business ) Cooperation Agreement  executed on April 29, 2009; and

2. August 19, 2009: The Game Business Authorization and Agent Agreement of Smart Lead Enterprises Limited (above agreements shall be collectively referred to as “Hunan Telecom Contracts”).

C.
Viva Red Company Limited (“Viva Red”) is a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands with its address at P.O. Box 3444, Road Town, Tortola, British Virgin Islands; As of the Execution Date, 100% of the Viva Red is held by the Transferor

D.
On 7th July, 2010, the Transferor and the Viva Red entered into a Business Transfer Agreement, subject to which, the Transferor will transfer to Viva Red the business contemplated under Hunan Telecom Contracts; and

E.
The Transferor agrees to transfer 51% shares of Viva Red as now held to MobiZone according to terms and conditions of this Agreement, and MobiZone agrees to acquire such shares subject to terms and conditions of this Agreement.

Whereby, the Parties conclude terms hereof as follows:
Article 1 Definition

1.1	Transferor	means	Smart Lead Enterprises Limited

1.2	MobiZone or Transferee	means	MobiZone Holdings Limited

1.3	Viva Red	means	Viva Red Company Limited

1.4	Objective Shares	means
51% shares of Viva Red currently held by the Transferor and proposed to be transferred to MobiZone, including ownership, interests distribution right, assets distribution right and other rights shall be owned by shareholders of the Viva Red according to Articles of Association and applicable laws.

1.5	Transfer of Objective Shares	means	the Transferor transfer the Objective Shares as now held to MobiZone according to this Agreement

1.6	Closing Date	means	The date on which the Objective Shares are transferred according to Article 3.6 hereof, and the MobiZone shall pay the price of the second installment to the Transferee on the Closing Date.

1.7	Mainland China	means	The territory within PRC, except for Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan

1.8	Transfer Consideration	means	The price of the Objective Shares transferred by the Transferor to MobiZone, which shall be adjusted according to Article 3.9 hereof, details please refer to Articles 3 of this Agreement,

1.9	Cash Consideration	means	The cash payment in Transfer Consideration, the total amount of which shall be US$1,000,000

1.10	First Cash Consideration	means	49% of Cash Consideration, please refer to Article 3.3 hereof

1.11	Second Cash Consideration	means	51% of the Cash Consideration with deducting RMB1,000,000 of the deposit paid by MobiZone subject to Article 3.2 of this Agreement, which shall by paid at the Closing Date

1.12	Stock Consideration	means	Stock of the MobiZone’s parent company in Transfer Consideration, amounting to 1,200,000 shares, the total value of which is US$3,000,000

1.13	Audit Report	means	Any Audit Report with respect to conducting audit to Viva Red, which is issued by accounting firm designated by MobiZone

1.14	Hunan Telecom Contracts	means	Contracts set forth in part B of Whereas articles of this Agreement

1.15	Business Transfer Agreement	means	Business Transfer Agreement executed by the Transferor and Viva Red on [ ], 2010, attached as Exhibit 2 hereof

1.16	Transferred Business	means	Any and all the businesses contemplated under Hunan Contracts and transferred to Viva Red by the Transferor according to Business Transfer Agreement

1.17	Intellectual Property	means
Any and all the Intellectual Property licensed to Viva Red subject to Business Transfer Agreement, including but not limited to all the games, procedure, software copyright, platform, domain name and trademark for engaging in the business proposed to be transferred, including but not limited to the domain name and use right of 189 game mall website

1.18	WFOE	means	A wholly foreign owned enterprise established or acquired by Viva Red in Mainland China, which shall control the domestic company through contractual controlling.

1.19	Domestic Company	means
A domestic company contractually controlled by the WFOE which is established or acquired by Viva Red in Mainland China. Such Domestic Company has all the governmental approval, registration, permit, authorization and license required to engage in the Business Proposed to be Transferred, including but not limited to the valid Value-add Telecom Business Operation Certificate with respect to engaging in the transferred business; the domestic company can be Shenzhen Alar Technology Limited (深圳市明宣科技有限公司) or other company designated by MobiZone

1.20	MobiZone’s Parent Company	means	MoqiZone Holding Corporation, an US listing company (OTCBB: MOQZ), who own 100% shares of MobiZone on the date hereof

1.21	Security Interest	means	Any mortgage, pledge, lien, limitation, priority, preemption, any third party’s right, any other security interest, and other prior arrangements in other similar forms.

1.22	Affiliate	means
With respect to a specific person, partnership, organization or entity directly indirectly (through one or more agent) controlling, controlled by, or under common control with, such Party from time to time. “Control” means ownership of absolute majority shares of more than 50%, or comparative majority shares below 50%, or dominant power trough agreements, director appointment and other non-agreements way

Article 2 Share Transfer

2.1	The Transferor agrees to transfer to MobiZone, and MobiZone agrees to acquire from the Transferor the objective shares.

2.2
The Parties unanimously agree that, with respect to the undistributed profits (if any) of Viva Red before the Closing Date, including but not limited to any profits arising from engaging in the Business Proposed to be Transferred, the Transferor shall not distribute or not consent Viva Red to distribute such profits without written consent of MobiZone.

2.3
Within or prior to 5 business days of the execution date, Viva Red shall be responsible for, and the Transferor shall urge the Viva Red to, register the Objective Share contemplated hereunder at the registration department of British Virgin Islands, including but not limited to amending Register of Members, Register of Directors and Articles of Association (if required) of Viva Red, and delivery of stock corresponding to Objective Shares to MobiZone. The Transferor agrees to, and agrees to urge Viva Red to, execute any necessary document and take any necessary action, to ensure the consummation of the forgoing registration.

Article 3 Transfer Consideration and Closing; Adjustment to the Transfer Price

3.1
The Parties hereby agree that, the transfer price of Objective Share is US$4,000,000 (“Transfer Consideration”), including US$1,000,000 paid in cash (“Cash Consideration”) and common stock of MobiZone’s parent company, amounting to 1,200,000 shares and worth US$3,000,000 (“ Stock Consideration”). The Transfer Consideration shall be adjusted according to Article 3.9. The valuation of MobiZone’s parent company shall be calculated subject to US$2.5 per share. In the event of a split or combination of MobiZone’s parent company before Closing Date, the amount of the stock corresponding to Stock Consideration shall also be adjusted.

3.2	As of the execution of this Agreement, MobiZone shall pay RMB1,000,000. which is part of Cash Consideration, to the Transferor as the deposit.

3.3
Within 7 business days of consummation or written waiver of the following conditions by MobiZone, MobiZone shall pay the First Cash Consideration, amounting to 49% of the total Cash Consideration and worth US$490,000, to the Transferor as the share transfer price of the first installment:

(1)
This Agreement has been duly executed by the Parties and approved by competent authority of each Party; the Transferor and other parties have executed all the contracts, agreements and relevant documents required by the transfer of Objective Shares contemplated hereunder;

(2)
The Shareholders’ meeting of Viva Red has passed the resolution to approve the transfer of Objective Shares to MobiZone, amendment of Register of Members, Register of Directors and Articles of Association of Viva Red, and delivery of  Original Stock Certificate of Viva Red, with respect to the Objective Shares. to MobiZone;

(3)
The Transferor has, cooperating with MobiZone, fished the business, finance and legal due diligence to Viva Red, and MobiZone has been satisfied with the result of such due diligence, the problems found in which has been resolved subject to requirement of MobiZone;

(4)	All the approval, registration and filing required by Objective Share has been completed;

(5)
The Business Transfer Agreement has been duly executed, and as of the payment date of share transfer price of first installment, there is no amendment and termination without written consent of MobiZone, or any other default events, failure to performance, or any other changes.

(6)	The Transferor has executed the Loan Agreement attached as Exhibit 1 of this Agreement with Viva Red;

(7)
As of the payment date of share transfer price of the first installment, there is no material changes (e.g. changes of law, tax or market environment) to Viva Red, which may lead to a material adverse effect to financial condition, prospectus, operation performance or ordinary operation condition of Viva Red, or to the expected transaction contemplated hereunder, as well as no event and fact leading to any such changes or influences;

(8)	Neither of business of Viva Red has been and will be terminated, invalid or unable to continue to be conducted because of the change of the shareholder of Viva Red.

(9)	As of the payment date of share transfer price of first installment, the Transferor’s statements, representations and warrants contemplated hereunder shall be true, complete and sufficient.

3.4
The Transferor agrees to execute the Loan Agreement attached as Exhibit 1 hereof while executing this Agreement, and agrees to lend all of the First Cash Consideration provided in Article 3.3 to Viva Red as an operation expenses. MobiZone is entitled to pay directly the First Cash Consideration to Viva Red’s account upon informing the Transferor, which shall be deemed as the Transferor has performed such loan payment obligation contemplated under Loan Agreement.

3.5
MobiZone agrees to deliver, the Second Cash Consideration, namely 51% of the Cash Consideration, which is US$510,000 deducting RMB1,000,000 of the deposit provided according to Article 3.2, to a law firm designated by the Transferor for escrow within 30 business days after payment of the First Cash Consideration, and MobiZone has the co-signature right of such escrow account.

3.6
Within 7 business days of consummation or a written waiver of the following conditions by MobiZone, MobiZone shall pay the Second Cash Consideration, which has been delivered to a law form for escrow, to the Transferor. The date of payment of second share transfer price is the Closing Date hereof:

(1)	the payment condition of the first share transfer price provided in Article 3.3 hereof has been fully realized or waived in writing by MobiZone;

(2)
the parties of Business Transfer Agreement have been fully complying with and performing all the provisions contemplated under such Business Transfer Agreement. The works of business transfer and Intellectual Property license provided under Business Transfer Agreement have been successfully completed. As of the payment date f the second share transfer price, there is no amendment , termination or any other default events, failure to perform, or any other changes without prior written consent of MobiZone;

(3)
as of the payment date f the second share transfer price, the business transferred to Viva Red is in a good condition and operation; the Intellectual Property licensed to Viva Red in accordance with Business Transfer Agreement is in a good condition; there is no tort claim, default, dispute, suit, arbitration with respect to above business and Intellectual Property, and Viva Red, relying on such licensed Intellectual Property, can engage in and have engaged in the transferred business independently, normally and successfully;

(4)	neither of the business of Viva Red is terminated, invalid or unable to continue to be conducted because of alteration of shareholders of Viva Red;

(5)
Hunan Telecom has successfully transferred all the receivables obtained by the Transferor subject to Hunan Telecom Contracts as of the first quarter of 2010 to Viva Red’s account or other account designated by Viva Red;

(6)	as of the payment date of the second share transfer price, the statement, representations and warrants made by the Transferor under this Agreement is true, complete and sufficient.

If due to the reason of MobiZone and/ or Viva Red which is actually controlled by MobiZone, one or more of the above conditions is not fulfilled, such condition shall be deemed as having been fulfilled.

3.7	Within 3 months of the Closing Date, MobiZone shall pay the Stock Consideration to the Transferor as the third share transfer price:

(1)
the payment condition of first share transfer price provide in Article 3.3 and the payment condition of second share transfer price provided in Article 3.6 have been completed fulfilled or been waived in writing by MobiZone

(2)	Hunan Telecom has transferred all the receivables obtained by the Transferor subject to Hunan Telecom Contracts to Viva Red’s account or other accounts designated by Viva Red;

(3)
as of the payment date f the third share transfer price, the business transferred to Viva Red is in a good condition and operation; the Intellectual Property licensed to Viva Red in accordance with Business Transfer Agreement is in a good condition; there is no tort claim, default, dispute, suit, arbitration with respect to above business and Intellectual Property; as of the payment date of the third share transfer price, there is no amendment , termination or any other default events, failure to perform, or any other changes without prior written consent of MobiZone;

(4)	as of the payment date of the third share transfer price, the statement, representations and warrants made by the Transferor under this Agreement is true, complete and sufficient.

If due to the reason of MobiZone and/ or Viva Red which is actually controlled by MobiZone, one or more of the above conditions is not fulfilled, such condition shall be deemed as having been fulfilled.

3.8	The Transferor agrees to enter into a 2-year Stock Lock-up Agreement with respect to the stock of Article 3.7 when MobiZone pays the Stock Consideration of Article 3.7.

3.9	Adjustment of Transfer Consideration

(1)
the Parties agree that, during the term of this Agreement, in the event of occurrence of the following events, MobiZone will not have the obligation to deliver any Cash Consideration and Stock Consideration undelivered, or is entitled to adjust the cash and Stock Consideration paid to Transferor according to the proportion of losses incurred.

(i)  the Hunan Telecom Contract and/ or Business Transfer Agreement are amended, terminated, cancelled, identified to be invalid, or unable to be normally conducted, for the reason can not attributable to MobiZone and / or Viva Red actually controlled by MobiZone;

(ii) the Transferor materially violates the obligations, representations, warrants or covenants contemplated under hereunder and/ or Business Transfer Agreement, and fails to effectively redress such default within 30 days of written notice of MobiZone.

(2)
the Hunan Telecom Contract and/ or Business Transfer Agreement are amended, terminated, cancelled, identified to be invalid, or unable to be normally conducted, for the reason can not attributable to MobiZone and / or Viva Red actually controlled by MobiZone within 2 years of the execution date hereof, the Transferor promises and agrees to unconditionally refund all the Stock Consideration paid to the Transferor by MobiZone, amounting to 1,200,000 common shares of MobiZone’s parent Company, in accordance with Article 3.7. At the same time, MobiZone shall refund 51% of shares of Viva Red to the Transferor.

(3)
MobiZone shall deliver to the Transferor cash and/ or Stock Consideration adjusted subject to provisions hereof, which shall be deemed as MobiZone has completely performed the payment obligation of transfer consideration contemplated hereunder. The Transferor shall not, at any time, by any reason and in any form, require MobiZone further to issue any stock, deliver any cash or make any other compensation to the Transferor or any third party, as well as not propose any claim or request to MobiZone or any affiliate.

3.10	Form of Transfer Consideration Payment

(1)	Cash Consideration shall be remitted into the following account by MobiZone in US dollar currency (except for the part that shall be paid to Viva Red’s account subject to Article 3.4 )

Information of the Transferor’s account

Account Name: _______________________________

Bank: _______________________________

Account No.: _______________________________

(2)	MobiZone shall procure its parent company to issue the Stock Consideration to the Transferor.

3.11	The Transferor shall provide MobiZone with confirmation document respect to receipt of share transfer price within 1 business day upon receipt of share transfer price of each installment

Article 4 Representations, Covenants and Warrants of Each Party

4.1
The Transferor, unconditionally, jointly and irrevocably make representations , covenants and warrants to MobiZone as follows: ( the “Viva Red ” referred hereunder, if applicable, shall include any and all the branch, subsidiaries and Domestic Company )

(1)
the Transferor execute and perform this Agreement within its capacity for civil rights and civil conduct, and execution and performance of this Agreement shall not conflict, restrict and violate any applicable laws, regulations, Articles of Association and other constitutional documents, contracts, agreements and other legal documents; Upon execution, this Agreement shall be legally and effectively binding to the Transferor and shall be enforceable according hereto;

(2)
the Transferor shall strictly comply with all the obligations provided by Articles of Association, and there is no circumstance which shall influence the legal status of MobiZone as the shareholder of Viva Red;

(3)
the Transfer has complete, valid and sufficient ownership and disposition to Objective Share of Viva Red held by it, and there is no circumstance of security interest and freeze, as well as no any disputes, suits, arbitration and other administrative, judicial enforcement to Objective Shares, and neither of any third party is able to propose any right claim to Objective Shares;

(4)
the Transferor has disclose to MobiZone all the materials and information which may have material adverse effect to performance of obligation contemplated hereunder and to MobiZone’s intention of executing this Agreement;

(5)
the Transferor hereby represent that, the account book and financial statement of Viva Red provided to MobiZone is complete and truly, fairly and completely reflect the financial statues and performance at the ending of relevant fiscal period;

(6)
the Transferor represent that, the liabilities of Viva Red occurring before execution date of this Agreement (including the company liabilities occurring before such date, however claimed by creditor or found by MobiZone afterwards) shall be assumed by the Transferor, including but not limited to any bank loan, shareholder loan, payable salary and premium of employees, and payable social insurance and housing fund of employees (even the request to settle the said debt is raised after the Execution Date) ; in the event that Viva Red or MobiZone pay any price to any third party or assume any losses due to the forgoing debt, the Transferor shall indemnify jointly and severally to Viva Red or MobiZone;

(7)
the Transferor represents that, Viva Red has a complete ownership and use right to its assets and there is no mortgage, pledge, lien, real estate mortgage, security interest, charge, or disputes o its assets; In the event that Viva Red and MobiZone pay any price or assume any losses to the third party due to the untrue representation, the Transferor shall indemnify jointly and severally to Viva Red or MobiZone;

(8)
the Transferor represents that, at or prior to the execution date hereof , Vive Red has not been, and will not be, involved in any claims, suits, arbitration, administrative penalty or other proceedings arising from contract performance, tort, labor, employee social insurance, welfare and other reasons occurred before the execution date; In the event of any claim, suit, arbitration, administrative penalty or other proceedings pending against, or any losses incurred by Viva Red and MobiZone arising from any third party’s request, the Transferor shall be responsible for responding to suit or dealing with relevant penalties or proceedings, or coordinate Vive Red to do the same; With respect to any price paid or losses assumed by the Company or MobiZone to the third party due to the forgoing reasons, the Transferor shall indemnify jointly and severally to Viva Red or MobiZone;

(9)
the Transferor represents that, Viva Red never conduct any behavior violating applicable laws and having material adverse effect to the transactions contemplated hereunder. The Transferor and Viva Red never be involved in any pending suit, arbitration, other disputes or administrative penalties may having adverse effect to transactions contemplated hereunder;

(10)
the Transferor represents that, as of establishment, Viva Red has been complying with all the tax laws and regulations, have paid all the taxation and charges required by taxation authorities, never received any reminder letters issued by taxation authority or other competent authorities and was never subject to any penalties, pending taxation investigation or dispute constituting adverse effect to transactions contemplated hereunder.

(11)	the Transferor represents that, the Transferor shall strictly comply with taxation laws and regulations, and shall pay taxes with respect to the obtained Transfer Consideration contemplated hereunder;

(12)
the Transferor represents that, all the patent, patent application, copyright (including but not limited to software copyright ), know-how (including industry secret and non-patent proprietary, confidential information system or program ), trademark, service mark and trade name (including but not limited to the “Intellectual Property” defined hereunder) owned by and relevant to the business conducted by Viva Red are legitimately owned and used by Viva Red; With respect to the forgoing Intellectual Property, neither Viva Red nor other related parties have received tort notices or any notice of conflicting with rights claimed by others; There is nothing infringement act of Viva Red, which is in the progress or may happen, to any patent, patent application, copyright (including but not limited to software copyright ), trademark, service mark and trade name registered in Mainland China;

(13)
if the Transferor realizes that there is any representation, covenant or warrant become untrue, incomplete or inaccurate when or prior to paying Transfer Price of each installment, the Transferor shall inform MobiZone immediately and take necessary remedy measures according to reasonable requirement of MobiZone.

(14)
the Transferor represents that, upon businesses under Hunan Telecom Contracts is transferred to Viva Red, Viva Red is entitled to normally operate businesses under such contracts; the Transferor may not, directly or indirectly, compete with any Transferred Business conducted by Viva Red and its subsidiaries (including the Domestic Company ), or may not impede, destroy and prevent operation of such Transferred Business; In the event that the Transferor obtain opportunities of engaging in mobile network value-add telecom business relevant to mobile phone game in any province except for Hunan and has the intention to cooperate with the other party, MobiZone has the priority of cooperation under same condition, and the details of which shall be negotiated by the parties.

(15)
the Parties agree that, as of the execution date hereof, without prior written consent of MobiZone, Viva Red and it subsidiaries (including but not limited to the Domestic Company) may not, and the Transferor shall urge Viva Red not to:

(i)
change authorized shares capital of Viva Red, alter the par value of share of Viva Red, issue any type of share, option, purchase right and bond of Viva Red, and increase, decrease or amend rights and obligations on any type of share of Viva Red;

(ii)	amend Articles of Association or other constitutional documents of Viva Red
(iii)	approve, change or annul any ESOP or other share purchase plan of Viva Red, or issue share of Viva Red to any individual or entity subject existed plan;
(iv)	redemption of shares of Viva Red;
(v)	approve or urge Viva Red to dissolve, liquidate, be bankrupt or enter into similar proceedings;
(vi)	approve and alter business plan or financial budget of Viva Red;
(vii)	alter and terminate conducted Transferred Business, or add other main businesses
(viii)
approve occurrence or undertaking of debt, securities or other liabilities (except for business plan approved by the Board), each installment of which exceeds US$20,000 or annual accumulated amounts of which exceeds US$20,000.

(ix)	set any security interest with respect to any asset, share interest of Viva Red;
(x)	related transaction with any affiliate;
(xi)	provide security of any form or assume any liability for any third party;
(xii)	appoint and remove directors, supervisors, offices of Viva Red, decide their remuneration, or change constituent numbers of the Board;
(xiii)	distribute bonus or others with respect of share of Viva Red;
(xiv)	Viva Red conducts foreign investment of any form, or Viva Red (or its major asset or business) is required by any third party;
(xv)	Viva Red transfers or license any Intellectual Property to any third party, or terminates any authorization or permit in aspect of Intellectual Property licensed by any third party;
(xvi)	execute any business contract (except for business plan approved by the Board), the amount of which exceeds US$100,000
(xvii)	hire or dismiss auditing firm, accounting firm, investment bank of Viva Red
(xviii)
terminate, alter, transfer or dispose in other ways the Loan Agreement attached as Exhibit 1, or return any loan contemplated under Loan Agreement ahead of schedule, or use such loan in the purpose not conforming to Loan Agreement;

(xix)	terminate, alter, transfer or dispose in other ways the Business Transfer Agreement executed with the Transfer;

(xx)	conduct any act or negative act which may lead to above provisions.

(16)	Above representations, covenant or warrants of the Transferor is true, accurate, complete, sufficient, unconditional and without reserve.

4.2	MobiZone, unconditionally and irrevocably, make the following representations, covenants and warrants to the Transferor that, as of the Closing Date:

(1)	MobiZone is a limited liability company duly incorporated and validly existing under the laws of Cayman Islands

(2)
MobiZone executes and performs this Agreement within its power and has obtained necessary authorization of the Company, without violating laws, regulations, Articles of Association, other constitutional documents and contracts binding to it; this Agreement is legally, effectively binding to MobiZone, and is enforceable subject to provisions of this Agreement upon execution and effectiveness.

(3)
MobiZone has not been, and will not be, involved in any pending suits, arbitration or other legal or administrative proceedings claimed by any third party, which may have a material adverse effect to the transfer of Objective Shares contemplated hereunder;

(4)
prior to or at the Closing Date, in the event that MobiZone realize there is any representation, covenant or warrant made in this Agreement become untrue, incomplete or inaccurate, MobiZone shall inform the Transferor immediately and take necessary remedy measures according to reasonable requirement of the Transferor;

(5)	Above representations, covenant or warrants of the MobiZone is true, accurate, complete, sufficient, unconditional and without reserve

4.3
The Transferor represents that, it will not, directly or indirectly, engage or invest in any business regarding to Hunan Telecom Contracts, or promote any third party and Hunan Telecom to engage in any business regarding to Hunan Telecom Contracts, and will not compete with Viva Red with respect to mobile phone game of Hunan.

Article 5 Board of Directors and Management

5.1
Prior to or at the Closing, the Transferor shall urge Viva Red to amend Register of Directors and file the renewed Register of Directors at company registration authority of British Virgin Islands, to realize: Board of Directors of Viva Red shall consist of 3 directors, 2 of whom shall be appointed by MobiZone, 1 of whom shall be appointed by the Transferor. The Board of Directors of Viva Red may not be held, and none resolution shall be passed, unless at least 2 directors are at present. Issues provided in Article 4.1(17) shall not be passed unless consent by at least 1 director appointed by MobiZone

5.2
The constitution of the Board of any subsidiaries of Viva Red (including but not limited to the WFOE and Domestic Company) shall be as same as which of Viva Red, and shall (i) The Board of Directors may not be held, and none resolution shall be passed, unless at least 2 directors are at present; (ii) Issues provided in Article 4.1(17) shall not be passed unless consent by at least 1 director appointed by MobiZone.

5.3	General Manager, Chief Finance Officer of any subsidiaries of Viva Red (including but not limited to the WFOE and Domestic Company) and the auditor shall be appointed by MobiZone.

Article 6 Default and Indemnification

6.1
The Transferor shall assume a joint and several liability to any representation and warrant made by it; if such representation and warrant is not true, accurate, complete and sufficient, and such circumstance is realized by MobiZone prior to the payment of Share Transfer Price, MobiZone is entitled to refuse to pay such price (including Cash Consideration and Stock Consideration), if such circumstance is realized by MobiZone after the payment of Share Transfer Price, MobiZone is entitled to request the Transferor to return the paid Share Transfer Price, to indemnify all the expenses paid by MobiZone for this share purchase project (e.g. auditing fees, attorney’s fess, transfer formalities fees and travel expenses etc.), and to be reliable for any liabilities, losses incurred by MobiZone arising from such untrue, inaccurate, incomplete and insufficient representations and warrants.

6.2
As to any losses incurred by MobiZone, arising from any suit, arbitration, claim, administrative proceeding and other proceedings against MobiZone, with respect to or due to the Objective Share occurred before execution date, the Transferor shall indemnify to MobiZone

6.3
The Parties of this Agreement shall perform obligations contemplated hereunder in good faith. Except as otherwise provided hereby, in the event that a Party fails to perform or violates any provision, condition , obligation, representation and warrant of this Agreement, the non-breaching party is entitled to request the breaching part to indemnify for all the losses, damage, suit expenses, and other expenses arising herefrom.

6.4
In the event that the Transferor distributes the undistributed profit prior to the execution date without written consent of MobiZone, MobiZone can deduct corresponding amount from the un-paid Share Transfer Price.

Article 7 Termination

7.1	this Agreement shall be terminated in the event of the following reasons

(1)	The Parties negotiate amicably, and consent unanimously in writing to terminate this Agreement;

(2)
In the event that a Party materially violates any provision of this Agreement, or there is any false representation, covenant or warrant exists in this Agreement, the non-breaching party can issue a written notice to the breaching party, requesting the breaching party to remedy and redress such nonperformance; if the breaching party fails to take measures satisfying to the non-breaching party within 30 days of issuance of above written notice by the non-breaching, the non-breaching party can terminate this Agreement immediately;

(3)	Impossibility to performing this Agreement due to the new promulgated laws and regulations;

(4)	Occurrence of Force Majeure provided in Article 8, which continues over 6 months and leads to an impossibility of performing this Agreement

7.2
Upon termination of this Agreement, a Party shall return relevant records, documents and materials submitted by the other party according hereto, to the submitting Party, no matter such records, documents and materials are submitted before or after execution.

7.3
If this Agreement is terminated for consent of the Parties or a Force Majeure, however, the Transferor has returned all the Share Transfer Price obtained subject to Article 3 to MobiZone, the relationship among the Parties, between the Parties and Viva Red or related parties can be recovered to the status before execution of this Agreement: the Transferor can still own 100% shares of Viva Red.

7.4
In the event that this agreement is terminated due to default of a Party, the breaching party must indemnify losses to the non-breaching party, losses shall include but not limited to direct losses (e.g. auditing fees, attorney’s fess, transfer formalities fees and travelling expenses etc.) and indirect interest losses.

7.5
Under necessary circumstances, the Parties shall jointly perform the registration procedures with respect to terminating this Agreement; in the event that relationship among the Parties, between the Parties and Viva Red or related parties will be recovered to the status before execution of this Agreement, which need the parties to otherwise execute any agreements and documents, the parties shall coordinate to conduct such execution. Any taxes and expenses arising from executing and performing this Agreement including but not limited to taxes and expenses with respect to the transfer of Objective Shares, governmental expenses, intermediary expensed, attorney’s fees, shall be assumed by the breaching party; if there is no breaching party exists, such expensed shall be assumed respectively by the Parties.

7.6	The liabilities of default compensation hereunder shall not be terminated due to the termination of this Agreement.

Article 8 Force Majeure

8.1
Force Majeure shall mean all events which are beyond the control of the Parties to this Agreement, and which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by either of the Parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international practice.

8.2
n the event of Force Majeure occurs, a Party’s contractual obligations affected by such event under this Agreement shall be suspended during the period of delay caused by the Force Majeure without penalty or liability. The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish within 15 days thereafter sufficient proof of the occurrence and duration of such Force Majeure.

8.3	In the event of Force Majeure, the Parties shall use all reasonable endeavour to minimize the consequences of such Force Majeure.

8.4	In the event of Force Majeure, the Parties shall consult with each other in order to find a equitable solution.

8.5	In the event that Force Majeure occurred after violating this Agreement by a Party, liabilities of such Party can not be exempted because of Force Majeure.

Article 9 Confidentiality

9.1
Any of the Party may disclosed or need to disclose to other Parties the status of business, finance, other confidentiality and proprietary materials. Except as otherwise provided in other Confidentiality Agreement, each Party received above materials (including written and unwritten material, collectively the “Confidential Material”) shall:

(1)	maintain confidentiality to the forgoing Confidential Material;

(2)	Shall not disclose any Confidential Material to any third party except for employees of the Parties who need to know the Confidential Material for the purpose of performing their work responsibility.

9.2	Provisions contemplated in Article 9.1 is not applicable to Confidential Material as follows:

(1)	materials can be proved to have been known by the acceptor trough the written record made before the discloser disclose to the acceptor;

(2)	such information is or will be in the public domain not for violating this Agreement;

(3)	materials obtained by the acceptor from the third party who do not have confidentiality duties; or

(4)	Materials included in the documents having been disclosed in the process of Transfer of Objective Shares.

9.3	Each Party shall guarantee itself, directors, officers and employees regarding to this Transfer of Objective Shares to comply with the confidentiality duties contemplated under Article 9.

9.4
Provisions contemplated under Article 9 shall not be applicable to disclosure of such Confidential Material to affiliates, intermediary, employees and consultant of each Party; however, under such circumstance, such materials can only be disclosed to individuals and entities who need to know such materials for the purpose of performing work responsibility.

9.5
Provisions contemplated under Article 9 shall not be applicable to disclosure of such Confidential Material to any governmental authority. However, the Party required to make above disclosure shall promptly inform such requirement and provisions to the other Party before such disclosure.

9.6	Provisions contemplated under Article 9 shall not impede the disclosure which is made by one Party subject to principle of good faith and according to laws and regulations.

Article 10 Miscellaneous

10.1	This Agreement shall become effective upon the execution of this Agreement by authorized representatives of the Parties.

10.2	Governing Law and Dispute Resolution

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations.  In the event the Parties fail to reach an agreement on the dispute, either Party may submit the relevant dispute to the Hong Kong International Arbitration Center for arbitration, in accordance with its then effective arbitration rules. The arbitration award shall be final and binding on the Parties

10.3	Language and Text

This Agreement shall be written in Chinese language in three copies, each Party having one copies with equal legal validity, and one copy for filing by Viva Red. Each copy shall be deemed as originals and the same version

10.4	Severability

If any provision of this Agreement be determined to be invalid, illegal or unenforceable by any competent authority, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.5	Amendment and Supplement to this Agreement

This Agreement may be amended or supplemented in a written form by the Parties. Such written amended agreement and/or supplementary agreement executed by the Parties are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

10.6	Right Exercise

Any non-exercise or delayed exercise of a right provided herein shall not be deemed as a waiver of such right; any single or partial exercise of the forgoing rights shall not hinder further exercise of such rights. Any waiver of claim for any default hereunder shall be made in written form, and for the Transferor and MobiZone, it shall be executed by their authorized representative.

10.7	Transfer of Rights and Obligations

Except as otherwise provided herein, neither this Agreement, nor any right and obligation contemplated hereunder, shall be totally or partially transferred by any Party without prior written consent of the other Party.

10.8	Notices

All notices and other communications required or permitted to be given pursuant to this Agreement shall be written in Chinese and be delivered personally or sent by registered mail, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. Any Party can change the following address by written notice:

Transferor: Smart Lead Enterprises Limited
Address: 1B, Golden House, 1 Austin Avenue, Tsim sha tsui, Kowloon, Hong Kong
Phone: (852) 90278223
Facsimile: (852) 25292999
Attn: Shi Sha Li

MobiZone：MobiZone Holdings Limited
Address: 7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong.
Phone: (852) 34434383
Facsimile: (852) 21684144
Attn: Lawrence Cheung/Benjamin Chan

The delivery date of any notice or written notice refers to:

(1)	Notices given by personal delivery, shall be deemed effectively given on the date of delivery to the address set forth herein.

(2)	Notices given by commercial courier service, shall be deemed effectively given on the third day of delivery to the address; or

(3)	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Smart Lead Enterprises Limited

Signature
Name：
Title：

MobiZone Holdings Limited

Signature
Name：
Title：

Exhibit 1：Loan Agreement

Exhibit 2：Business Transfer Agreement